EXHIBIT 10.10

SPECIAL RETENTION AWARD AGREEMENT
By this Special Retention Award Agreement dated April 24, 2012 (“Agreement”) between
Robert A. Riecker (“Executive”) and Sears Holdings Corporation and its affiliates and subsidiaries (“Sears”) (collectively referred to as the “Parties”), the Parties intending to be legally bound, and for good and valuable consideration, agree as follows:
PART A. RETENTION

1.    Retention Awards.
(a)    Executive agrees not to voluntarily terminate his employment with Sears on or before the date that is twelve (12) months from Executive’s execution of this Agreement (“Execution Date”). The Execution Date through the date that is twelve (12) months from the Execution Date shall be referred to herein as the “1st Retention Period”. In consideration for such Agreement, the Parties agree that:

(i)    Executive will continue to devote his full productive time and attention to the performance of Executive’s job duties in his position(s) at Sears through the 1st Retention Period.
(ii)    Subject to this Section 1 and Section 2 immediately below, if Executive does not terminate employment with Sears prior to the expiration of the 1st Retention Period and meets or exceeds performance expectations, as communicated and discussed with Executive with during the Retention Period, as soon as administratively feasible after the date that is twelve (12) months from Execution Date, Sears shall pay Executive a retention award equal to $100,000 (subject to applicable withholding in accordance with Section 6 of Part B below). Such “1st Retention Award” shall be a special bonus and shall not be eligible compensation for purpose of any qualified or nonqualified retirement plan maintained by Sears.
(iii)    The 1st Retention Award is separate from and not in the place of any annual or other incentive to which Executive may otherwise be or become entitled with respect to the 1st Retention Period.
(b)    Executive agrees not to voluntarily terminate his employment with Sears on or before the date that is twenty-four (24) months from the Execution Date. The date of this Agreement through the date that is twenty-four (24) months from the Execution Date shall be referred to herein as the “2nd Retention”. In consideration for such Agreement, the Parties agree that:

(i)    Executive will continue to devote his full productive time and attention to the performance of Executive’s job duties in his position(s) at Sears through the 2nd Retention Period.
(ii)    Subject to this Section 1 and Section 2 immediately below, if Executive does not terminate employment with Sears prior to the expiration of the 2nd Retention Period and meets or exceeds performance expectations, as communicated and discussed with Executive with during the Retention Period, as soon as administratively feasible after the date that is twenty-four (24) months from Execution Date, Sears shall pay Executive a retention award equal to $100,000 (subject to applicable withholding in accordance with Section 6 of Part B below). Such “2nd Retention Award” shall be a special bonus and shall not be eligible compensation for purpose of any qualified or nonqualified retirement plan maintained by Sears.

(iii)    The 2nd Retention Award is separate from and not in the place of any annual or other incentive to which Executive may otherwise be or become entitled with respect to the 2nd Retention Period.
(c)    The 1st Retention Period and 2nd Retention Period may be referred to collectively herein as the “Retention Period”. The 1st Retention Award and 2nd Retention Award may be referred to generically herein as the “Retention Award”.

2.        Termination during Retention Period.
(a)    In the event that Executive’s employment is involuntarily terminated by Sears (other than for misconduct or integrity issues) during the 1st Retention Period:
(i)    Sears agrees to pay Executive a pro rata portion of the 1st Retention Award determined based on a fraction, the numerator of which is the number of days measured from the first day of the 1st Retention Period through Executive’s termination date and the denominator of which is the total number of days in the 1st Retention Period; which pro rata portion will be paid as soon as administratively feasible following such termination; and
(ii)    Executive will not be entitled to the 2nd Retention Bonus.

(b)    In the event that Executive’s employment is involuntarily terminated by Sears (other than for misconduct or integrity issues) after the 1st Retention Period but on or before the expiration of the 2nd Retention Period:
(i)    Sears agrees to pay Executive the full amount of the 1st Retention Award, if not already paid; and
(ii)    Sears agrees to pay Executive a pro rata portion of the 2nd Retention Award determined based on a fraction, the numerator of which is the number of days measured from the first day after the expiration of the 1st Retention Period through Executive’s termination date and the denominator of which is the total number of days from and including the first day after the expiration of the 1st Retention Period through the expiration of the 2nd Retention Period; which pro rata portion will be paid as soon as administratively feasible following such termination.
(c)    In the event that Executive’s employment is terminated during the Retention Period (i) by Sears for misconduct or integrity issues, or (ii) voluntarily by Executive for any reason (including due to death or disability), Executive shall not be entitled to any portion of the retention award that has not already been earned under this Agreement as of such termination.
PART B. MISCELLANEOUS
1.    Confidentiality. Executive recognizes that this Agreement contains confidential information and agrees that the contents of this Agreement or any information made available to Executive in the course of entering into this Agreement shall be considered confidential and shall not be disclosed or communicated in any manner except: (a) as required by law or legal process or (b) to Executive’s spouse, domestic partner, or financial/legal advisors, all of whom shall agree to keep such information confidential; whether this Agreement is ultimately agreed to or not by Executive. Executive agrees that breach of this confidentiality obligation is cause for discipline, up to and including termination as well as reimbursement to Sears for any amounts paid to Executive pursuant to this Agreement.
2.     Employment-at-Will. This Agreement does not constitute a contract of employment, and Executive acknowledges that his employment with Sears is terminable “at-will” by either Party with or without cause and with or without notice.

4/24/2012

3.    Severability. The provisions of this Agreement are severable. If any provision of this Agreement shall be found invalid, illegal, or unenforceable, in whole or in part, then such provision shall be modified or restricted so as to effectuate as nearly as possible in a valid and enforceable way the provisions hereof, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision(s) had been originally incorporated herein as so modified or restricted or as if such provision(s) had not been originally incorporated herein, as the case may be.
4.    Future Enforcement or Remedy. Any waiver, or failure to seek enforcement or remedy for any breach or suspected breach, of any provision of this Agreement by Sears or Executive in any instance shall not be deemed a waiver of such provision in the future.
5.    Entire Agreement. This Agreement contains and comprises the entire understanding and agreement between Executive and Sears and fully supersedes any and all other agreements or understandings between Executive and Sears with respect to the subject matter contained herein. Notwithstanding the foregoing, and for avoidance of doubt, this Agreement shall not void or supersede the Executive Severance Agreement between the parties (fully executed October 4, 2011). Hereinafter, this Agreement may not be modified except by a written agreement between the Parties.
6.    Tax Withholding. All amounts payable to Executive under this Agreement shall be subject to any applicable federal, state or local income and employment tax withholding requirements.
7.    Assignment. Sears may assign its rights under this Agreement to any successor in interest, whether by merger, consolidation, sale of assets, or otherwise. This Agreement shall be binding whether it is between Sears and Executive or between any successor or assignee of Sears or affiliate thereof and Executive.
8.    Governing Law. This Agreement will be governed under the internal laws of the state of Illinois without regard to principles of conflicts of laws. Executive agrees that the state and federal courts located in the state of Illinois shall have exclusive jurisdiction in any action, lawsuit or proceeding based on or arising out of this Agreement, and Executive hereby: (a) submits to the personal jurisdiction of such courts; (b) consents to the service of process in connection with any action, suit, or proceeding against Executive; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction, venue or service of process.
9.    Counterparts. This Agreement may be executed in one or more counterparts, which together shall constitute a valid and binding agreement.
EXECUTIVE EXPRESSLY ACKNOWLEDGES THAT EXECUTIVE HAS BEEN ADVISED TO SEEK LEGAL COUNSEL, HAS HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL REGARDING THE ADVISABILITY OF ENTERING INTO THIS AGREEMENT, HAS CAREFULLY READ THIS AGREEMENT, FULLY UNDERSTANDS ITS FINAL AND BINDING EFFECT, AND IS EXECUTING THIS AGREEMENT VOLUNTARILY.
IN WITNESS WHEREOF, Executive and Sears, by its duly authorized representative, have executed this Agreement on the dates stated below, effective as of the date first set forth above.

EXECUTIVE	SEARS HOLDINGS CORPORATION

/s/ Robert A. Riecker	BY: /s/ Dean Carter
Robert A. Riecker	Dean Carter

4/24/2012	5/11/2012
Date	Date

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4/24/2012